       _________________________________________________________________

       _________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                              ____________________

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                         BECTON, DICKINSON AND COMPANY
             (Exact name of registrant as specified in its charter)

           New Jersey                                   22-076120
  (State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)                  Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey               07417-1880
(Address of Principal Executive Offices)                 (Zip Code)

                NON-EMPLOYEE DIRECTORS 2000 STOCK OPTION PLAN

                            (Full title of the plan)

                                Bridget M. Healy
                 Vice President, General Counsel and Secretary
             1 Becton Drive, Franklin Lakes, New Jersey  07417-1880
                    (Name and address of agent for service)

                                 (201) 847-5647
                    (Telephone number, including area code,
                             of agent for service)
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------
---------------------------------------------------------------
                             Proposed   Proposed
                             maximum    maximum
Title of         Amount      offering   aggregate         Amount of
securities to    to be       price      offering          registration
be registered    registered  per share* price*            fee
---------------  ----------  ---------  ---------------   ------------

Common Stock,     1,000,000  $34.44     $34,440,000       $8,610
par value $1.00   shares
per share

* The price stated above is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and is based on the average of the high and low market prices of the stock on April 16, 2001 based on composite trading data published in The Wall Street Journal.

                                    PART I.

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS*



Item 1.  Plan Information.

Item 2.  Registrant Information and Employee Plan Annual Information.

--------------------

* Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act") is omitted from this registration statement in accordance with the Note to the instructions for Part I of Form S-8.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

     The following documents filed with the Securities and Exchange Commission by Becton, Dickinson and Company (the "Company") are incorporated herein by reference and made a part hereof:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000;

(b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since September 30, 2000; and

(c) The description of the Common Stock, par value $1.00 per share, contained in a registration statement filed by the Company under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to the Company's Non-Employee Directors 2000 Stock Option Plan (the "Plan") have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
         --------------------------

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

     The validity of the securities has been passed upon by Bridget M. Healy, Vice President, General Counsel and Secretary of the Company. Ms. Healy beneficially owns and has options to purchase shares of Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

     Article XI of the bylaws of the Company provides as follows:

         "The Company shall indemnify to the full extent authorized or permitted by the New Jersey Business Corporation Act, any corporate agent (as defined in said Act), or his legal representative, made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a corporate agent of this Company."

     The New Jersey Business Corporation Act permits or requires indemnification of officers and directors in the event that certain statutory standards of conduct are met. Consistent with that statute, the Company has entered into indemnification agreements with its directors and officers whereby the Company has agreed to indemnify them and advance them their defense, investigation, witness and/or participation fees and expenses except in circumstances whereby a request for indemnification (a) is on account of an illegal remuneration to the indemnitee, (b) is for an accounting of the indemnitee's profits from the purchase or sale of the Company's securities pursuant to Section 16(b) of the Exchange Act or any amendments thereto or similar provisions of any federal, state or local statutory law, (c) is based upon acts or omissions of the indemnitee which were in breach of the indemnitee's duty of loyalty to the Company or its shareholders, were not in good faith or involved a knowing violation of law, or resulted in an improper personal benefit to the indemnitee, or (d) is unlawful.

     The Company maintains policies of insurance under which the respective directors and officers (as defined therein) of the Company are insured subject to specified exclusions and deductibles and maximum amounts against loss arising from any civil claim or claims which may be made against any director or officer (as so defined) of the Company by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or act done or alleged to have been done while acting in their respective capacities.

Item 7.  Exemption From Registration Claimed.
         ------------------------------------

     Not Applicable.


Item 8.  Exhibits.
         ---------

4 Non-Employee Directors 2000 Stock Option Plan, as amended and restated May 23, 2000.

5 Opinion of Bridget M. Healy, Vice President, General Counsel and Secretary of the Company.

23(a)    Consent of Independent Auditors.

23(b) Consent of Bridget M. Healy (included in the opinion filed herewith as Exhibit 5).


Item 9.  Undertakings.
         -------------

     A.  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Franklin Lakes, State of New Jersey, on the 18th day of April, 2001.

                                  BECTON, DICKINSON AND COMPANY


                                  By: /s/Bridget M. Healy
                                     ---------------------------
                                      Bridget M. Healy
                                      Vice President, General Counsel
                                       and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 18th day of April, 2001.

    Signature                              Title
    ---------                              -----


/s/Clateo Castellini                       Director and Chairman of
------------------------------             the Board
Clateo Castellini


/s/Edward J. Ludwig                        Director, President and Chief
------------------------------
Edward J. Ludwig                           Executive Officer (Principal
                                           Executive Officer)

/s/Harry N. Beaty                          Director
------------------------------
Harry N. Beaty, M.D.


/s/Henry P. Becton, Jr.                    Director
------------------------------
Henry P. Becton, Jr.


/s/Albert J. Costello                      Director
------------------------------
Albert J. Costello


/s/Gerald M. Edelman                       Director
------------------------------
Gerald M. Edelman, M.D.

    Signature                              Title
    ---------                              -----


/s/Frank A. Olson                          Director
------------------------------
Frank A. Olson


/s/James F. Orr                            Director
------------------------------
James F. Orr


/s/Willard J. Overlock, Jr.                Director
------------------------------
Willard J. Overlock, Jr.


/s/James E. Perrella                       Director
------------------------------
James E. Perrella


/s/Alfred Sommer                           Director
------------------------------
Alfred Sommer


/s/Margaretha af Ugglas                    Director
------------------------------
Margaretha af Ugglas


/s/John R. Considine                       Executive Vice President
------------------------------
John R. Considine                          and Chief Financial Officer
                                           (Principal Financial
                                           Officer)

/s/ Richard M. Hyne                        Vice President and Controller
------------------------------             (Principal Accounting
Richard M. Hyne                            Officer)

                                 EXHIBIT INDEX
                                 -------------



Exhibit
Number        Description of Exhibit
-------       ----------------------

  4 Non-Employee Directors 2000 Stock Option Plan, as amended and restated May 23, 2000.

  5           Opinion of Bridget M. Healy,
              Vice President, General Counsel and Secretary.


 23(a)        Consent of Independent Auditors.

 23(b)        Consent of Bridget M. Healy
              (included in the opinion filed
              herewith as Exhibit 5).